DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 2969-04

FEB 0 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Aquagen International, Inc.
2. Resident Agent Name and Street Address:	William Shupe Name 6600 Amelia Earhart Ct. — Las Vegas — NEVADA 89119 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares:	Number of shares with par value: 225,000,000 — Par value: $ .001 — Number of shares without par value: 0
4. Names & Addresses of Board of Directors/Trustees:	1. Joanne Clinger Name 154 East Ford Ave. — Salt Lake City — Utah — 84115 Street Address — City — State — Zip Code 2. Lawrence Schroeder Name 154 East Ford Ave. — Salt Lake City — Utah — 84115 Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose:	The purpose of this Corporation shall be: To manufacture and market oxygen supplement products
6. Names, Address and Signature of Incorporator:	William Shupe — [signature] Name — Signature 6600 Amelia Earhart Ct. — Las Vegas — NV — 89119 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] — February 3, 2004 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Additions to Article 3 of Aquagen International Inc's (the "Corporation") Articles of Incorporation

Article 3 of the Corporation's Articles of Incorporation shall include the following information regarding its common and preferred stock::

> The Corporation is authorized to issue to Two Hundred Million (200,000,000) shares of Common Stock having a $.001 par value (**"Common Stock"**) and Twenty-Five Million (25,000,000) shares of Preferred Stock having a $.001 par value (**"Preferred Stock"**). The Common and/or Preferred Stock may be issued from time to time without approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

($350)

FILED # C2969-04

FEB 06 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Aquagen International, Inc.
Name of constituent entity

Arizona	Corporation
Jurisdiction	Entity type *

and,

Aquagen International, Inc.
Name of resulting entity

Nevada	Corporation
Jurisdiction	Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [X] The entire plan of conversion is attached to these articles.
- [ ] The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
- [ ] The complete executed plan of conversion for the resulting domestic limited *partnership* is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Conversion
(PURSUANT TO NRS 92A.205)

Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: William Shupe

c/o: 154 East Frod Avenue
Salt lake City, UT 84042

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240) *: February 5, 2004

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.: general partnership governed by NRS chapter 87).
2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Aquagen International, Inc.
Name of constituent entity

[signature]	CEO	2-5-2004
Signature	**Title**	**Date**

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's' articles.**

Filing Fee $350.00

ARTICLES OF CONVERSION
OF
AQUAGEN INTERNATIONAL, INC.

1. **Name; Purpose of Articles of Conversion.**

The name of the constituent entity is AQUAGEN INTERNATIONAL, INC, an Arizona corporation (the "**Constituent Entity**"). The name of this resulting entity is Aquagen International, Inc., a Nevada corporation (the "**Resulting Entity**"). The purpose of filing these Articles of Conversion in the State of Nevada is to convert the Constituent Entity to the Resulting Entity. The conversion of the Constituent Entity from Arizona to the Resulting Entity in the Sate of Nevada is effected pursuant to Nevada Revised Statues, Section 92A.205.

2. **Original Incorporation.**

The Constituent Entity was originally incorporated in the State of Arizona on May 15, 1986.

3. **Authorized Capital.**

The Constituent Entity is presently authorized to issue 125,000,000 shares of common stock. Upon conversion the Resulting Entity shall have authorized 200,000,000 shares of common stock and 25,000,000 shares of preferred stock.

4. **Place of Business in Nevada.**

The Resulting Entity's place of business in Nevada is: 6600 Amelia Earhart Ct., Las Vegas, NV 89119 (the "**Resulting Entity's Place of Business**").

5. **Plan of Conversion.**

A "Plan of Conversion," (the "**Plan**"), whereby the Constituent Entity is converted into the Resulting Entity has been adopted by a majority of the Consistent Entity's shareholders, in accordance with the laws of the State of Arizona, particularly ARS 10-226. A copy of the Plan is on file in the Resulting Entity's Place of Business.

6. **Statutory Agent in Nevada.**

The name and address of the Resulting Entity's statutory agent in Nevada is:

William Shupe
6600 Amelia Earhart Ct.
Las Vegas, NV 89119

7. **Board of Directors.**

The Resulting Entity's board of directors consists of three (3) directors. The names and address of the persons who will serve as the directors until the next annual meeting of the Resulting Entity's shareholders or until successor directors are elected are:

Lawrence S. Schroeder
6600 Amelia Earhart Ct.
Las Vegas, NV 89119

Joanne Clinger
154 East Ford
Salt Lake City, UT 84102

The number of person to serve on the board of directors thereafter shall be fixed by the Resulting Entity's Bylaws.

8. **Indemnification of Officers, Directors, Employees and Agent.**

The Resulting Entity shall indemnify any person who incurs expenses by reason of the fact that he or she was an officer, director, employee or agent of the Resulting Entity or is serving at the request of the Resulting Entity as a director, officer, employee ort agent of another corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

9. **Limitation of Liability.**

To the fullest extent permitted by the Nevada Revised Statutes as the came exits or may hereafter be amended, a director of the Resulting Entity shall not be liable to the Resulting Entity or its shareholders for monetary damages for any action taken or for any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Resulting Entity occurring prior to such repeal, amendment or modification.

DATED this 3rd day of February 2004.

AQUAGEN INTERNATIONAL, INC.

By: ______________________
Joanne Clinger
Its: CEO

Acceptance of Appointment
By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the Corporation in the State of Nevada, effective this 2nd day of February 2004.

By: ______________________
William Shupe